                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Multicom Publishing, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                         October 31, 1996

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, November 21, 1996, at 2:00 P.M., at the offices of the Company at 1100 Olive Way, Suite 1250, Seattle, Washington.

     The Notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign, and return, at an early date, the enclosed proxy in the prepaid envelope, to assure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Company's Annual Report to Shareholders is also enclosed.

     The Board of Directors and Management look forward to seeing you at the Annual Meeting.

Sincerely yours,

TAMARA L. ATTARD                              PAUL G. ATTARD
Chairman of the Board and                     President
Chief Executive Officer

                           MULTICOM PUBLISHING, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 21, 1996

                            ------------------------

     The Annual Meeting of Shareholders of Multicom Publishing, Inc. (the "Company") will be held at the offices of the Company at 1100 Olive Way, Suite 1250, Seattle, Washington, on November 21, 1996, at 2:00 P.M., for the following purposes:

     1. To elect five Directors to hold office until the date of the Annual Meeting of Shareholders in 1997.

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants.

     3. To transact such other business as may properly come before the Meeting and any adjournment or postponement of the Meeting.

     The Board of Directors has fixed the close of business on October 8, 1996, as the record date for determining the shareholders entitled to notice of and to vote at the Meeting and any adjournment or postponement of the Meeting. A complete list of shareholders entitled to vote will be available at the Secretary's office, 1100 Olive Way, Suite 1250, Seattle, Washington, for 10 days before the Meeting.

     IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY.

                                          PAUL G. ATTARD
                                          Secretary

October 31, 1996

                           MULTICOM PUBLISHING, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Multicom Publishing, Inc., a Washington corporation (the "Company"), with principal executive offices at 1100 Olive Way, Suite 1250, Seattle, Washington 98101, of proxies in the accompanying form to be used at the Annual Meeting of Shareholders to be held on November 21, 1996, and any adjournment or postponement of the Annual Meeting. The shares represented by the proxies received in response to this solicitation and not revoked will be voted at the Annual Meeting. A proxy may be revoked at any time before it is exercised by submitting a later-dated proxy or by voting in person at the Annual Meeting. On the matters coming before the Annual Meeting for which a choice has been specified by a shareholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the five nominees for director listed in this Proxy Statement and FOR ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants.

     Shareholders of record at the close of business on October 8, 1996, are entitled to notice of and to vote at the Annual Meeting. On October 8, 1996, the Company had 5,612,169 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote for each share held as of the record date. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for the purposes of determining whether a proposal has been approved.

     The expense of printing and mailing proxy materials will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers, and other employees of the Company by personal interview, telephone, or telegraph. No additional compensation will be paid to such persons for such solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to shareholders on or about October 31, 1996.

                                   IMPORTANT

PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY, AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                             ELECTION OF DIRECTORS

     The Company has five directors, each of whom is a nominee for election at the Annual Meeting for a one-year term expiring on the date of the Annual Meeting in 1997 or until each such director shall resign or until his or her successor shall have been duly elected or appointed.

     Unless authority to vote for directors is withheld, it is intended that the shares represented by the enclosed proxy will be voted for the election of Ms. Tamara L. Attard, Mr. Paul G. Attard, Mr. Larry D. Hartsook, Mr. William H. Luden III and Mr. Henrik N. Vanderlip. All of the nominees are currently members of the Board of Directors of the Company. In the event any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy (unless otherwise indicated on such proxy) will be voted for such other person as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company.

     Set forth below are the names and ages of the nominees and present directors, their principal occupations at present and for the past five years, certain directorships held by each and the year in which each became a director of the Company.

                 NAME AND PRINCIPAL OCCUPATION AT PRESENT AND                    DIRECTOR
                    FOR THE PAST FIVE YEARS; DIRECTORSHIPS                        SINCE     AGE
-------------------------------------------------------------------------------  --------   ---
Tamara L. Attard...............................................................    1991     38
  Chief Executive Officer and Chairman of the Board of the Company since 1991;
  Vice President of Operations of Bayseng Spice Company, a spice producer, from
  1985 to 1991; Associate Director of Experiential Research, a film production company, from 1981 to 1985; and Associate Editor of Shooting Commercial
  Magazine and On Location Magazine, film industry trade publications, from
  1980 to 1981.
Paul G. Attard.................................................................    1992     42
  President of the Company since March 1996 and Chief Operating Officer of the
  Company from 1992; Vice President of Sales for OWL International, Inc., a
  division of Matsushita, which developed interactive multimedia and online tools and custom solution software, from 1989 to 1992; Director of Reseller
  Channel/VAR Sales of Informix Software, a database software company, from
  1988 to 1989; held various positions, including Vice President of Sales, at
  PacTel InfoSystems, a division of Pacific Telesis, a Regional Bell Operating
  Company, from 1984 to 1988.
Larry D. Hartsook(1)(2)........................................................    1995     53
  Vice President of Finance, Meredith Corporation, a home and family media company, since 1991, and has held various other finance related positions with Meredith Corporation since 1969.
William H. Luden III(1)(2).....................................................    1993     53
  President of Purdy Electronics, an electronics importing company, since 1995;
  President of the Company from 1993 to 1995; President of Speed Control, Inc., a variable transmissions company, from 1992 to 1993; President of Finders,
  Inc., a database software company, from 1990 to 1992; President and Chief
  Executive Officer of Cellular One in Northern California, from 1986 to 1988;
  and President and Chief Operating Officer of PacTel InfoSystems, a division of Pacific Telesis, a Regional Bell Operating Company, from 1984 to 1986.
Henrik N. Vanderlip(1)(2)......................................................    1993     44
  Chairman of Viking Capital Partners, Inc., a private investment firm, since
  1993; Senior Vice President and Partner of Wesray Capital Corporation, a
  private investment firm, from 1985 to 1995; Chairman of Action Sports Group
  LLC, a sports apparel manufacturing company and The Moorings LLC, a sailing yacht charter company; Director of Avis, Inc., an automobile rental company, and Rocky Mountain Radio LLC, a broadcasting company.

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

                                STOCK OWNERSHIP

     The following table sets forth information as of September 30, 1996, as to shares of Common Stock beneficially owned by each director and nominee for director named under "Election of Directors", each executive officer named in the table under "Compensation of Executive Officers and Directors", each stockholder known to the Company to own more than 5% of the Company's outstanding stock and the directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective individuals.

                              BENEFICIAL OWNERSHIP

                                                                       SHARES BENEFICIALLY
                                                                            OWNED (1)
                                                                      ---------------------
                                  NAME                                 NUMBER       PERCENT
     ---------------------------------------------------------------  ---------     -------
     Meredith Corporation(2),
     1716 Locust Street,
     Des Moines, Iowa 50309-3023....................................  1,373,261       23.5%
     Tamara L. Attard(3)............................................  5,123,111       78.7%
     Paul G. Attard(3)..............................................  5,123,111       78.7%
     Larry D. Hartsook(4)...........................................  1,373,261       23.5%
     Henrik N. Vanderlip(5).........................................    739,904       13.2%
     William H. Luden III(6)........................................     64,000        1.1%
     All directors and executive officers as a group (5
       persons)(7)..................................................  5,208,708       80.8%

---------------
(1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(2) Includes certain anti-dilution rights of Meredith with respect to exercises of options by Multicom employees; such anti-dilution rights entitle Meredith to obtain up to 226,072 shares.

(3) Includes 2,107,828 shares beneficially held by Ms. Attard, and 35,000 shares issuable to Ms. Attard and 70,000 shares issuable to Mr. Attard upon exercise of stock options exercisable within 60 days after September 30, 1996. Also includes 377,248 shares held by Ms. Attard as the Trustee of the Voting Trust and 569,870 shares issuable upon exercise of stock options exercisable within 60 days after September 30, 1996 held by parties to the Voting Trust; Ms. Attard has the sole power to vote such shares on certain matters, but the nine beneficial shareholders and the nine option holders have sole power to dispose of their respective shares with certain limitations on the amounts they may sell. Also includes 1,147,189 shares beneficially owned by Meredith, 226,072 shares Meredith has the right to obtain in accordance with the anti-dilution rights described in footnote (2) above, and 589,904 shares beneficially owned by Mr. Vanderlip; Ms. Attard has entered into Voting Agreements with each of these parties and has sole power to vote such shares on certain matters, but has no power to dispose of such shares. Mr. and Ms. Attard disclaim beneficial ownership of all shares subject to the Voting Trust and the Voting Agreements except the 68,000 shares owned by Mr. and Ms. Attard as community property and the 10,000 shares held by Ms. Attard as custodian for one of the Attards' minor children.

(4) Reflects shares beneficially held by Meredith Corporation, as to which Mr. Hartsook disclaims beneficial ownership.

(5) Includes 589,904 shares held by Mr. Vanderlip and 150,000 shares held by the Vanderlip Children's 1988 trust. Mr. Vanderlip disclaims beneficial ownership in shares owned by the Trust.

(6) Reflects 64,000 shares issuable upon exercise of stock options exercisable within 60 days after September 30, 1996.

(7) Includes 169,000 shares issuable upon exercise of stock options held by executive officers and directors exercisable within 60 days after September 30, 1996; includes 377,248 additional shares and 453,700 additional shares subject to options held by Ms. Attard as Trustee of the Voting Trust; includes the 1,147,189 shares beneficially owned by Meredith, 226,072 shares Meredith has the right to obtain in accordance with its anti-dilution rights described in footnote (2) above, and the 150,000 shares held by Mr. Vanderlip as Co-Trustee.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors and executive officers to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and executive officers during the last fiscal year were filed on time except for Mr. Luden's Initial Statement of Beneficial Ownership of Securities on Form 3 which was filed one day late.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the one other most highly compensated executive officer of the Company ("Named Executive Officers") as of June 30, 1996 and June 30, 1995, whose total salary, bonus and other compensation for the fiscal years ended June 30, 1996 and June 30, 1995, exceeded $100,000 for services in all capacities to the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                    ANNUAL COMPENSATION                        AWARDS
                                    ---------------------------------------------------     ------------
                                                                             OTHER           SECURITIES
             NAME AND               FISCAL                                  ANNUAL           UNDERLYING
        PRINCIPAL POSITION           YEAR       SALARY       BONUS      COMPENSATION(1)       OPTIONS
----------------------------------  ------     --------     -------     ---------------     ------------
Tamara L. Attard..................   1996      $118,625     $15,368         $ 3,171(1)        $140,000
  Chairman and Chief Executive       1995      $126,250     $11,809         $ 3,171(1)
     Officer
Paul G. Attard....................   1996      $118,625     $ 4,587         $ 2,484(1)
  President and Chief Operating      1995      $120,642     $ 8,575         $ 2,484(1)        $140,000
     Officer

---------------
(1) Represents the incremental insurance premiums paid by the Company representing coverage in excess of term insurance for the benefit of the Company.

     Option Grants in Fiscal 1996. The following table provides details regarding stock options granted to the Named Executive Officers in fiscal 1996.

                          OPTION GRANTS IN FISCAL 1996

                                                                                        POTENTIAL REALIZABLE
                                               PERCENT                                    VALUE AT ASSUMED
                               NUMBER OF       OF TOTAL                                 ANNUAL RATES OF STOCK
                              SECURITIES       OPTIONS                                   PRICE APPRECIATION
                              UNDERLYING      GRANTED TO      EXERCISE                     FOR OPTION TERM
                                OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION   ---------------------
           NAME              GRANTED(1)(2)   FISCAL 1996    PER SHARE(3)      DATE         5%         10%
---------------------------  -------------   ------------   ------------   ----------   --------   ----------
Tamara L. Attard...........     140,000          41.4%         $ 6.07        7/1/05     $533,400   $1,353,800
Paul G. Attard.............          --            --              --            --           --           --

---------------
(1) All of the above options were granted under the Option Plan. The Board of Directors has discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) The options generally have a four-year vesting schedule, with 25% vesting each year on the anniversary of the grant. Vesting may accelerate upon a transfer of control.

(3) The exercise price per share of options granted represented a price not less than the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors. The Common Stock was not traded publicly at the time of the option grants to the Named Executive Officers.

(4) Potential gains are net of exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. One share of the stock purchased in 1995 at $6.07 would yield profits of $3.81 per share at 5% appreciation over ten years, or $9.67 per share at 10% appreciation over the same period.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                                      AND
                       FISCAL 1996 YEAR-END OPTION VALUES

                                                         NUMBER OF
                                                        UNEXERCISED                        VALUE OF UNEXERCISED
                                  SHARES                 OPTIONS AT                        IN-THE-MONEY OPTIONS
                                 ACQUIRED                 6/30/96                              AT 6/30/96(2)
                                   UPON      VALUE     --------------                   ---------------------------
             NAME                EXERCISE   REALIZED   EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  --------   --------   --------------   -------------   -----------   -------------
Tamara L. Attard...............       --         --            --          140,000             --        $60,200
Paul G. Attard.................       --         --        35,000          105,000        $15,050        $45,150

---------------
(1) The amounts in this column represent the number of vested unexercised options at June 30, 1996.

(2) The amounts in this column represent the difference between the exercise price and the closing market price of $6.50 on June 30, 1996, for the Common Stock. The actual value of unexercised options fluctuates with market activity.

COMPENSATION OF DIRECTORS

     During fiscal year 1996, Directors received no cash compensation for their services as members of the Board. Directors were reimbursed for their expenses in attending Board and committee meetings. Beginning in fiscal year 1997, nonemployee directors will receive $500 for each regularly scheduled board meeting attended. In addition, each nonemployee director who is first elected to the Board after June 24, 1996 (the "Effective Date") will receive a stock option to purchase 8,000 shares of Common Stock pursuant to the 1996 Outside

Directors Stock Option Plan, unless he or she (i) owns, or performs services for an entity which beneficially owns 0.5% of the total combined voting power of the Company, or (ii) was already serving on the Board at the time that he or she became a nonemployee director. In addition, each nonemployee director will receive an annual stock option to purchase 2,500 shares of Common Stock. The "annual option" will be granted on each anniversary of the Effective Date, if he or she was serving as a nonemployee director as of such date, or the anniversary of the date on which he or she first became a nonemployee director.

                 CERTAIN TRANSACTIONS AND EMPLOYMENT AGREEMENTS

CERTAIN TRANSACTIONS

  Equity Investments

     On June 4, 1994, the Company issued Meredith Corporation ("Meredith") an aggregate of 824,000 shares of its Series B Common Stock (the "Meredith Shares") in a private venture funding at a purchase price of $6.07 per share. The purchase price was paid in a combination of $2,900,000 in cash and $2,100,000 in unearned royalties owing on products created by Multicom under license from Meredith. Under licensing agreements with Meredith, the Company incurs royalty expenses based upon a percentage of net sales. Royalties owing under these licensing agreements are applied against the $2,100,000 unearned royalty amount. Royalties incurred through March 31, 1997 will be applied toward the unearned royalty amount. Under this arrangement, royalties earned through June 30, 1996 were $764,423. Any remaining unearned royalty amount at March 31, 1997 will be forgiven, and the number of Series B Common Stock will not be adjusted. Based upon the cash paid and earned royalties through June 30, 1996, the adjusted purchase price at June 30, 1996 would be $4.45 per share. Meredith was also granted an option to purchase 823,532 shares of Series B Common Stock (the "Option Shares") at an aggregate purchase price of $4,992,663. This option expired on June 24, 1996 following the Company's initial public offering (the "Offering"), after Meredith had exercised an option to purchase 247,219 shares. Prior to the Offering, all Series B Common Stock was reclassified as Common Stock.

     On August 27, 1993, August 27, 1993, and January 14, 1994, the Company entered into Subscription and Securities Purchase Agreements with and sold the following amounts of its Series A Preferred Stock for the purchase price of $1.00 per share to, respectively: Mr. Vanderlip, 500,000; John Zeiler, 100,000; and the Vanderlip Children's 1988 Trust, 150,000. In October 1993, Mr. Vanderlip made a loan to the Company in the amount of $75,000 and immediately converted the note into 75,000 shares of Series A Preferred Stock. All of the above-mentioned amounts of Series A Preferred Stock (collectively, the "Series A Preferred Shares") were converted to Common Stock on a one-to-one basis on July 29, 1994, pursuant to a Conversion Agreement of the same date. Pursuant to the Conversion Agreement, the holders also received preemptive rights to purchase shares offered by the Company at a purchase price below $1.50 per share based on the number of shares of Common Stock held by each holder. In connection with the conversion of the Series A Preferred Stock, Mr. Vanderlip and Ms. Attard entered into a Voting Agreement pursuant to which Mr. Vanderlip agreed that, so long as Ms. Attard named him to her nominated slate of directors, he would vote at any election of directors as directed by Ms. Attard. The Agreement provides that it may be terminated by Ms. Attard upon the occurrence of certain events, including the naming of another director to the Board in connection with the issuance of securities of the Company for consideration of at least $2,000,000.

     The Company has notes receivable and accrued interest from the Attards in the amount of $81,290. These notes were assumed by the Attards in connection with the purchase of Common Stock from another shareholder. The notes bear interest ranging between 4% and 6%. Principal and interest is due in full on December 31, 1996. The notes are secured by the related Common Stock.

     In April 1994, the Company entered into a Consulting Agreement with Mr. Luden whereby Mr. Luden provided consulting services to the Company in exchange for options to purchase 64,000 shares of Common Stock at $1.00 per share.

     The Company has entered into a Voting Trust Agreement effective May 5, 1994, with Ms. Attard, as the voting trustee, Mr. and Ms. Attard (including Ms. Attard in her capacity as Custodian for one for the Attards' minor children) and James Lewis, Joan Lewis, Michael Lewis, Martha Martin, Martin Rosenberg, Mary Ann Sutton and Dolores Wilkinson (collectively, the "Non-voting Shareholders"). Pursuant to the Voting Trust Agreement, the Non-voting Shareholders agreed to transfer their right to vote their shares to Ms. Attard and to sell no more than 20% of the stock that they owned as of May 5, 1994 unless such additional shares are subject to the Voting Trust. The Voting Trust Agreement is effective through the earliest of (i) sale by Ms. Attard of at least 440,245 shares after May 5, 1994, (ii) 36 months after the closing of the Offering, (iii) the sale of the Company, (iv) May 5, 2004 or (v) a date elected by Ms. Attard.

     On June 4, 1996, Ms. Attard, Meredith and the Company entered into a Voting Agreement (the "1996 Voting Agreement") pursuant to which Ms. Attard and Meredith agreed that Ms. Attard would vote her shares for a single Meredith designee to serve on the Board of Directors of the Company. Meredith agreed to supply a qualified designee, and to vote for its designee. The 1996 Voting Agreement does not bind either Meredith's or Ms. Attard's shares when held by an unrelated transferee. If despite the parties' compliance with their nomination and voting obligations under the 1996 Voting Agreement, no designee of Meredith sits on the Board of Directors of the Company for a period of 60 days, then at its election, Meredith may cancel its obligations under Sections 2.3(b) and 2.3(c) of the Stock Purchase Agreement. The 1996 Voting Agreement expires upon such termination or June 30, 1999.

  Contractual Arrangements

     On August 11,1992, the Company entered into a license agreement with Meredith Corporation to use Meredith's copyright, for a term of eight years, in connection with the following works: Better Homes and Gardens New Dieter's Cookbook, Better Homes and Gardens Complete Guide to Food and Cooking, Better Homes and Gardens Food Facts Calorie Counts and More For 488 Common Foods (the "1992 Meredith License Agreement"). Under the terms of the 1992 Meredith License Agreement, the Company was also granted an eight-year nonexclusive license to use Meredith's trademark, "Better Homes and Gardens", in North America and all other countries where Meredith enjoys unchallenged ownership in its trademark, for a percentage royalty, based upon retail sell-through. In June 1996, the parties amended the 1992 Meredith License Agreement to add the books Better Homes and Gardens Quick Healthy & Delicious Cooking and Better Homes and Gardens Healthy Family Cookbook.

     On August 30, 1993, the Company entered into a second license agreement with Meredith (the "1993 Meredith License Agreement"). Under the terms of the 1993 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to use the Max the Dragon Series and Max the Dragon song to prepare its own electronic media products. The Company was granted an eight-year worldwide nonexclusive right to use Meredith's trademark, "Max the Dragon," in all countries where Meredith enjoys unchallenged ownership in its trademark, and pays Meredith a percentage royalty, based upon retail sell-through. The 1993 Meredith License Agreement was later amended to allow Multicom's use of the book "Incredibly Awesome Crafts for Kids."

     On March 31, 1994, the Company entered into a third license agreement with Meredith (the "1994 Meredith License Agreement"). Pursuant to the 1994 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its titles relating to:
Better Homes and Gardens Complete Guide to Gardening and Better Homes and Gardens Gardening Naturally. The Company was also granted a nonexclusive copyright license to use certain transparencies of photographs and the videotapes Better Homes and Gardens Foolproof Flowerbeds and Better Homes and Gardens Solving Landscape Problems. The Company was also granted a nonexclusive license to use Meredith's trademark "Better Homes and Gardens" throughout the world where Meredith owns full rights in the trademark. Pursuant to the terms of the license, the Company pays Meredith a percentage royalty fee, based upon retail sell-through.

     In August 1994, the Company issued a $200,000 note payable to Meredith Corporation, the proceeds of which were used to purchase capital equipment. This note bears interest at 10% per annum and principal and interest is due monthly in installments of $6,453. During fiscal year 1996, the largest principal amount outstanding under the note was $150,507. The balance is due in full on August 15, 1997.

     On January 31, 1995, the Company entered into a fourth license agreement with Meredith (the "1995 Meredith License Agreement"). Under the 1995 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its Titles relating to:
Better Homes and Gardens Presents: America's Best Loved Community Recipes, Better Homes and Gardens Complete Guide to Food and Cooking and Better Homes and Gardens Food Facts Calorie Counts and More For 488 Common Foods (the "1995 License Works"). The Company was also granted a non-exclusive license to use Meredith's trademark "Better Homes and Gardens" throughout the world where Meredith enjoys unchallenged ownership in the trademark. The 1995 Meredith License agreement obligates the Company to pay a percentage royalty, based upon retail sell-through.

     On July 31, 1995, the Company issued a $2,000,000 note payable to Meredith Corporation, the proceeds of which were used to fund operations. This note bears interest at 15% which is payable quarterly in Common Stock at a price of $6.07 per share. Quarterly principal payments are calculated based upon 8% of certain sales for the quarter, as defined, with a minimum amount of $60,000 due. The note is convertible at the holder's option into Common Stock via a partial exercise of the Option Shares. Meredith converted $1,500,000 of the remaining balance of the note on the effective date of the Offering which was converted into Common Stock. This note is secured by all the Company's assets pursuant to a Security Agreement dated as of January 31, 1996. During fiscal year 1996, the largest principal amount outstanding under the note was $1,500,000. The balance is due in full on July 31, 1998.

     On November 1, 1995, the Company entered into a fifth license agreement with Meredith (the "First November 1995 Meredith License Agreement"). Under the First November 1995 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its title relating to Better Homes and Gardens Do-It-Yourself Tips. The Company was also granted a non-exclusive license to use Meredith's Trademark, "Better Homes and Gardens," in those territories throughout the world where Meredith owns unchallenged ownership in the Trademark solely in connection with the production, advertising, promotion and sale of the title. Pursuant to the terms of the license, the Company pays Meredith royalties on wholesale prices of its title, based upon retail sell-through.

     On November 1, 1995, the Company entered into a sixth license agreement with Meredith (the "Second November 1995 Meredith License Agreement"). Under the Second November 1995 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its title relating to Better Homes and Gardens Planning Your Home. The Company was also granted a non-exclusive license to use Meredith's Trademark, "Better Homes and Gardens," in those territories throughout the world where Meredith owns unchallenged ownership in the Trademark solely in connection with the production, advertising, promotion and sale of the title. The license further provides that the Company pay Meredith royalties on wholesale prices of its title, based upon retail sell-through.

     On November 1, 1995, the Company entered into a seventh license agreement with Meredith (the "Third November 1995 Meredith License Agreement"). Under the Third November 1995 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its title relating to Better Homes and Gardens Cooking For Today. In addition, the Company was granted a non-exclusive license to use Meredith's Trademark, "Better Homes and Gardens," in those territories throughout the world where Meredith owns unchallenged ownership in the Trademark solely in connection with the production, advertising, promotion and sale of the title. The license also obligates the Company to pay Meredith royalties on wholesale prices of its title, based upon retail sell-through.

     Effective June 4, 1996, the Company entered into an eighth license agreement with Meredith (the "June 1996 Meredith License Agreement"). Under the June 1996 Meredith License Agreement, the Company was granted an eight-year exclusive copyright license to make, distribute, use and sell worldwide its title relating to Better Homes and Gardens Remodeling Your Home. The Company was also granted a non-exclusive license to use Meredith's Trademark, "Better Homes and Gardens," in those territories throughout the world where Meredith owns unchallenged ownership in the Trademark solely in connection with the production, advertising, promotion and sale of the title. The license also obligates the Company to pay Meredith royalties on wholesale prices of its title, based upon retail sell-through.

     In February 1996, the Company issued a subordinated note payable to Meredith for approximately $484,000, which was the largest principal amount outstanding under the note during fiscal year 1996, bearing interest at 8.25% per annum. The balance was paid in full on June 28, 1996.

     In March 1996, the Company entered into an agreement with The Moorings LLC, a sailing yacht charter company in which Henrik N. Vanderlip has a controlling ownership interest, to license a title engine for the development of a marketing CD-ROM and Web site for $100,000.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its Named Executive Officers.

     The employment agreement with Ms. Attard dated October 1995 provides for her to serve as the Chairman and Chief Executive Officer of the Company for a term expiring October 1998 and provides for an annual base salary during the first quarter of fiscal year 1997 of $175,780 and an annual bonus of $20,550. Under the terms of this employment agreement, the amount of her annual salary and bonus is based upon the Software Publishers Association Annual Salary Survey for the similar position in Northern California, and is adjusted quarterly. This employment agreement entitles Ms. Attard to severance benefits equal to 12 months salary and benefits in the event of a termination of her employment by the Company without cause or resignation by her for good reason.

     The employment agreement with Mr. Attard dated October 1995 provides for him to serve as the President and Chief Operating Officer of the Company for a term expiring October 1998 and provides for a current annual base salary during the first quarter of fiscal year 1997 of $175,779 and an annual bonus of $20,550. Under the terms of this employment agreement, the amount of his annual salary and bonus is based upon the Software Publishers Association Annual Salary Survey for the similar position in Northern California and is adjusted quarterly. This employment agreement entitles Mr. Attard to severance benefits equal to 12 months salary and benefits in the event of a termination of his employment by the Company without cause or resignation by him for good reason.

     Each of the above-described employment agreements contains restrictions on the employee engaging in competition with the Company for the term thereof, and for up to one year thereafter, and provisions protecting the Company's proprietary rights and information.

CHANGE IN CONTROL

     Upon a change in control, options held by certain directors and executive officers will become immediately exercisable and vested in full.

                               DESCRIPTION OF THE
                           MULTICOM PUBLISHING, INC.
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     The Company established the Option Plan in November 1994. In May 1996, the Board of Directors amended and restated the Option Plan and renamed the Option Plan the "Multicom Publishing, Inc. Amended and Restated 1994 Stock Option Plan." The purpose of the Option Plan is to enable the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to such persons by granting them an opportunity to participate in the ownership of the Company. As of September 30, 1996, 664,544 shares of Common Stock were reserved for issuance upon the exercise of outstanding options at a weighted average exercise price of $4.45 per share, with exercise prices ranging from $1.00 to $6.06, and 584,608 shares of Common Stock remained available for future option grants.

     The following summary of the Option Plan is qualified in its entirety by the specific language of the Option Plan, a copy of which is available to any shareholder upon request.

     General. The Option Plan provides for the grant of incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options. As of September 30, 1996, options to purchase 248 shares of Common Stock granted pursuant to the Option Plan had been exercised, 664,544 shares of Common Stock were reserved for issuance upon the exercise of outstanding options, and 584,608 shares of Common Stock remained available for future grants.

     Shares Subject to Plan. A maximum of 1,249,400 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued upon the exercise of options granted pursuant to the Option Plan. In the event of any change in the Company's capitalization without the receipt of consideration, such as a stock dividend or a stock split, appropriate adjustments will be made to the shares subject to the Option Plan and to outstanding options. To the extent any outstanding option under the Option Plan expires or terminates prior to exercise in full, the shares of Common Stock for which such option is not exercised are returned to the Option Plan and become available for future grant.

     Administration. The Option Plan is administered by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). The Option Plan provides that with respect to the participation of individuals whose transactions in the Company's equity securities are subject to
Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), the Option Plan must be administered in compliance with the requirements of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Option Plan, the Board determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of the exercisability of each option, and all other terms and conditions of the options. The Board will interpret the Option Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Option Plan or any option.

     Eligibility. Generally, all employees, directors and consultants of the Company or of any present or future parent or subsidiary corporations of the Company are eligible to participate in the Option Plan. However, the Option Plan provides that no director serving on a committee intended to administer the plan in compliance with Rule 16b-3 under the Exchange Act may be granted an option under the Option Plan. As of September 30, 1996, the Company had approximately 67 full-time employees, including four executive officers, two of whom are also members of the Board of Directors of the Company. In addition, the Option Plan permits options to be granted to prospective employees and consultants in connection with written offers of employment or engagement. Any person eligible under the Option Plan may be granted a nonstatutory stock option. However, only employees may be granted incentive stock options.

     Terms and Conditions of Options. Each option granted under the Option Plan is evidenced by a written agreement between the Company and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Option Plan. The exercise price per share of each incentive stock option must equal at least the fair market value of a share of the Company's Common Stock on the date of grant. The exercise price of any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "Ten Percent Shareholder") must be at least 110% of the fair market value of a share of the Company's Common Stock on the date of grant. However, the exercise price per share of a nonstatutory stock option may be greater or less than the fair market value of a share of the Company's Common Stock on the date of grant.

     The option exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any other lawful consideration approved by the Board, or by any combination of these. The Board may nevertheless restrict the forms of payment permitted in connection with any option grant.

     Options granted under the Option Plan become exercisable and vested at such times and subject to such conditions as specified by the Board. Generally, options granted under the Option Plan become exercisable as the underlying shares vest. Shares subject to options generally vest in installments subject to the optionee's continued employment or service. The maximum term of any incentive stock option granted under the Option Plan is ten years unless granted to a Ten Percent Shareholder, in which case the maximum term is five years. Consistent with the Code, the Option Plan does not limit the term of any nonstatutory stock option. Options are nontransferable by the optionee other than by will or by the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

     Transfer of Control. The Option Plan provides that in the event of certain transfer of control "Transactions" (as defined in the Option Plan), options granted under the Option Plan will terminate. However, if the shareholders of the Company receive capital stock of another corporation pursuant to the Transaction, the Board may arrange for the outstanding options to be converted into options to purchase shares of stock of the acquiring or successor corporation.

     Termination or Amendment. The Option Plan will continue in effect until May 2, 2006, subject to earlier termination by the Board or the shareholders. The shareholders may terminate or amend the Option Plan at any time. The Board may also terminate or amend the Option Plan at any time, but, without shareholder approval, the Board may not amend the Option Plan to increase the total number of shares of Common Stock issuable thereunder, increase the period during which options may be granted or exercised, change the class of persons eligible to receive incentive stock options, or otherwise change the terms of the Option Plan in a manner which would preclude the Company from granting incentive stock options pursuant to the Option Plan. No amendment or termination may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Option Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who do not dispose of their shares for two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the determination date (see discussion under "Nonstatutory Stock Options" below) and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     The difference between the option exercise price and the fair market value of the shares on the determination date of an incentive stock option (see discussion under "Nonstatutory Stock Options" below) is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee or a former employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

                               DESCRIPTION OF THE
                           MULTICOM PUBLISHING, INC.
                    1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Board of Directors adopted the Multicom Publishing, Inc. 1996 Outside Directors Stock Option Plan (the "Directors Plan") in May 1996. The purpose of the Directors Plan is to provide an incentive to attract and retain highly qualified persons to serve as nonemployee directors of the Company and to create an additional incentive for the nonemployee directors to promote the growth and profitability of the Company. As of September 30, 1996, options to purchase 7,500 shares of Common Stock had been granted under the Directors Plan.

     The following summary of the Directors Plan is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any shareholder upon request.

     General. The Directors Plan provides for the automatic grant of nonstatutory stock options to nonemployee directors of the Company and is intended to qualify as a "formula plan" within the meaning of Rule 16b-3 under the Exchange Act.

     Shares Subject to Plan. A maximum of 100,000 shares of the authorized but unissued or reacquired shares of the Common Stock of the Company may be issued upon the exercise of options granted under the Directors Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Directors Plan, to the terms of the automatic option grants described below, and to outstanding options. To the extent that any outstanding option under the Directors Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the plan and become available for future grants.

     Administration. The Directors Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). However, the Board has no discretion to select the nonemployee directors of the Company who are granted options under the Directors Plan, to set the exercise price of such options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of such options. The Directors Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Directors Plan. The Board is authorized to interpret the Directors Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors Plan or any option.

     Eligibility. Only directors of the Company who are not at the time of option grant employees of the Company or of any parent or subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. Currently, the Company has three Outside Directors.

     Automatic Grant of Options. Each Outside Director who is first elected to the Board after June 24, 1996 (the "Effective Date") will automatically be granted, on the date of his or her initial election or appointment, an option to purchase 8,000 shares of the Company's Common Stock (an "Initial Option"). However, an Initial Option will not be granted to any person who becomes an Outside Director while serving on the Board, or who beneficially owns, or performs services for any entity which beneficially owns, more than 0.5% of the total combined voting power of the Company. In addition, the Directors Plan provides for the annual grant to each Outside Director (including Outside Directors who did not receive an Initial Grant) of an option to purchase 2,500 shares of the Company's Common Stock (an "Annual Option"), on each anniversary of (a) the Effective Date, if the individual was serving as an Outside Director on the Effective Date, or (b) the date on which the individual first became an Outside Director.

     Terms and Conditions of Options. Each option granted under the Directors Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors Plan. The exercise price of any option granted under the Directors Plan must equal the fair market value, as determined pursuant to the plan, of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on the Nasdaq Small Cap Market. No option granted under the Directors Plan is exercisable after the expiration of 10 years after the date such option is granted, subject to earlier termination in the event the optionee's service with the Company ceases or in the event of a Transfer of Control of the Company, as discussed below. Options granted under the Directors Plan will become exercisable cumulatively in installments of 25% of the shares subject to the option on each the first four anniversaries of the date of grant.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

     Transfer of Control. The Directors Plan provides that, in the event of (i) a sale or exchange by the shareholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the shareholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), all options outstanding under the Directors Plan will become immediately exercisable and vested in full as of the date 10 days prior to the Transfer of Control. In addition, the acquiring or successor corporation may assume or substitute substantially equivalent options for the options outstanding under the Directors Plan. To the extent that the options outstanding under the Directors Plan are not assumed, substituted for, or exercised prior to the Transfer of Control, they will terminate.

     Termination or Amendment. The Directors Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may terminate or amend the Directors Plan at any time. However, subject to changes in the law that would permit otherwise, without shareholder approval, the Board may not amend the Directors Plan to increase the total number of shares of Common Stock reserved for issuance thereunder or expand the class of persons eligible to receive options. The provisions of the Directors Plan addressing eligibility to participate in the plan and the amount, price and time of the grant of options may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. No termination or amendment of the Directors Plan may adversely affect an outstanding option without the consent of the optionee, unless such termination or amendment is necessary to comply with any applicable law.

SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     For a description of the United States federal income tax consequences under current law of nonstatutory stock options granted under the Directors Plan, please see the discussion above under "DESCRIPTION OF THE MULTICOM PUBLISHING, INC. AMENDED AND RESTATED 1994 STOCK OPTION PLAN -- Summary of United States Federal Income Tax Consequences of the Option Plan."

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Price Waterhouse LLP as the Company's independent accountants for the 1997 fiscal year, subject to ratification by the shareholders. Representatives of Price Waterhouse LLP are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

REQUIRED VOTE

     The ratification of the appointment of Price Waterhouse LLP requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held seven meetings during the 1996 fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which such directors serve.

     Effective June 24, 1996, the Board of Directors of the Company has appointed an Audit Committee and a Compensation Committee of the Board. No meetings of the Audit or Compensation committees were held during fiscal year 1996.

     The current members of the Audit Committee are Messrs. Hartsook, Luden and Vanderlip. Its functions are to monitor the effectiveness of the audit effort, to supervise the Company's financial and accounting organization and financial reporting, and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed.

     The current members of the Compensation Committee are Messrs. Hartsook, Luden and Vanderlip. The Compensation Committee's functions are to determine and supervise compensation to be paid to officers and directors of the Company and to supervise and manage the Company's stock option plans.

                             SHAREHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Shareholders to be held in November 1997, a shareholder proposal must be received at the offices of the Company, 1100 Olive Way, Suite 1250, Seattle, Washington 98101, not later than July 3, 1997.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

     By order of the Board of Directors,

                                          PAUL G. ATTARD
                                          Secretary